FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP

ANNOUNCES 18.7% EARNINGS INCREASE FOR THE THIRD QUARTER

October 17, 2007-Honesdale, PA

William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (Nasdaq-NWFL) and its subsidiary, Wayne Bank announced record earnings for the three months ended September 30, 2007 of $1,806,000. This represents an increase of $284,000, or 18.7%, over the $1,522,000 earned in the similar period of 2006. Earnings per share (fully diluted) were $.64 in the 2007 period, a 20.8% increase over the $.53 earned in the similar period in 2006. Annualized return on average assets for the three months ended September 30, 2007 was 1.53% and annualized return on average equity was 13.29%, both of which increased from the prior year. Net income for the nine months ended September 30, 2007 totaled $4,839,000, which represents an 11.7% increase over the $4,331,000 earned in the similar period of 2006. Earnings per share (fully diluted) reflected a 12.5% increase totaling $1.71 per share in the 2007 period compared to $1.52 in the 2006 period.

Total assets as of September 30, 2007 were $472.9 million with loans receivable of $328.6 million, total deposits of $367.6 million and stockholders’ equity of $54.7 million. Total assets have increased $19.7 million, compared to September 30, 2006.

Loans receivable have increased $14.9 million from a year ago. The increase in loans was centered in residential mortgage activity, including home equity lending and to a lesser extent, in the commercial real estate loan portfolio. The loan growth was funded in part by a $7.7 million increase in deposits and cash management accounts. Non-performing loans totaled $120,000, or .04% of total loans, as of September 30, 2007 compared to $395,000, or .13% as of September 30, 2006. The Company resolved its largest non-performing loan during the third quarter with full collection of principal, interest and fees. It should also be noted the Company never participated in the sub-prime mortgage market. The Company had net charge-offs of $44,000 for the nine months ended September 30, 2007 representing .02% of average loans, on an annualized basis, compared to $11,000 in net charge-offs for the similar period in 2006. Though loan quality indicators remain strong, the Company modestly increased its provision for loan losses to $195,000 for the nine months ended September 30, 2007 compared to $170,000 for the similar period in 2006, recognizing a slowing in the general economy. The allowance for loan losses increased $151,000 from September 30, 2006 to $3,979,000 and represented 1.21% of total loans as of September 30, 2007.

For the three months ended September 30, 2007, net interest income, on a fully taxable equivalent basis (fte), totaled $4,597,000, an increase of $364,000 or 8.6% over the similar period in 2006. Net interest margin (fte) for the 2007 period was 4.11% increasing from 3.98% for the similar period in 2006. The increase in net interest margin was principally due to an increase in the yield on the investment securities portfolio, an increased amount of loans on the balance sheet and the collection of $54,000 of delinquent interest on non-performing loans. These increases were partially offset by a continued rise in the cost of deposits due in part to an increase in higher costing time deposits. Net interest income (fte) for the nine months ended September 30, 2007 totaled $13,267,000, an increase of $815,000, or 6.6%, over the similar period in 2006. Net interest margin (fte) for the 2007 period was 3.99% compared to 3.97% in 2006.

Other income for the three months ended September 30, 2007 totaled $913,000 compared to $894,000 for the similar period in 2006. An increase in service charges and fees of $19,000 and Wealth Management/Trust revenues of $28,000 were partially offset by a $45,000 decrease in gains on sales of securities. For the nine months ended September 30, 2007, other income totaled $2,664,000 compared to $2,721,000 for the similar period in 2006. The decrease was primarily due to the $110,000 gain on sales of mortgage loans and servicing rights in the 2006 period compared to $16,000 in such gains in the similar period of 2007. This was somewhat offset by a $74,000 increase in Wealth Management/Trust fees. Net realized gains on sales of securities also declined and totaled $15,000 for the 2007 period, compared to $66,000 for the similar period in 2006.

Other expenses totaled $2,787,000 for the three months ended September 30, 2007, compared to $2,730,000 for the similar period in 2006. An increase in occupancy costs related to the Company’s new branch in Tannersville was partially offset by lower employee benefit costs.

For the nine months ended September 30, 2007, other expenses totaled $8,495,000, an increase of $158,000, or 1.9% over $8,337,000 for the similar period in 2006 principally due to an increase in occupancy expense.

Mr. Davis remarked, “We are extremely pleased with our solid financial results through the first nine months of 2007, but do note our loan pipeline is a little softer than last year at this time as we can see a general slow down in the economy. We are continuing our Stock Repurchase Program and the Company bought back 39,300 shares during the year.”

Norwood Financial Corp, through its subsidiary Wayne Bank, operates twelve offices in Wayne, Pike and Monroe Counties. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, risks associated with the effect of opening a new branch, the ability to control costs and expenses, demand for real estate and general economic conditions. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Contact:        Lewis J. Critelli

Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
INTEREST INCOME
Loans receivable, including fees	$6,054	$5,506	$17,772	$15,651
Securities	1,370	1,105	3,866	3,221
Other	33	36	144	121
Total Interest income	7,457	6,647	21,782	18,993

INTEREST EXPENSE
Deposits	2,489	2,032	7,449	5,360
Short-term borrowings	195	235	656	585
Other borrowings	281	278	808	991
Total Interest expense	2,965	2,545	8,913	6,936
NET INTEREST INCOME	4,492	4,102	12,869	12,057
PROVISION FOR LOAN LOSSES	90	45	195	170
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,402	4,057	12,674	11,887

OTHER INCOME
Service charges and fees	635	616	1,876	1,850
Income from fiduciary activities	117	89	335	261
Net realized gains on sales of securities	—	45	15	66
Gains on sale of loans	8	3	16	110
Other	153	141	422	434
Total other income	913	894	2,664	2,721

OTHER EXPENSES
Salaries and employee benefits	1,432	1,482	4,367	4,344
Occupancy, furniture and equipment	400	329	1,231	1,078
Data processing related	173	185	515	511
Taxes, other than income	54	110	293	334
Professional Fees	75	62	258	279
Other	653	562	1,831	1,791
Total other expenses	2,787	2,730	8,495	8,337

INCOME BEFORE TAX	2,528	2,221	6,843	6,271
INCOME TAX EXPENSE	722	699	2,004	1,940
NET INCOME	$1,806	$1,522	$4,839	$4,331

Basic earnings per share	$0.65	$0.54	$1.74	$1.55

Diluted earnings per share	$0.64	$0.53	$1.71	$1.52

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

Three Months Ended September 30	2007	2006

Net interest income	$4,492	$4,102
Net income	1,806	1,522

Net interest spread (fully taxable equivalent)	3.39%	3.34%
Net interest margin (fully taxable equivalent)	4.11%	3.98%
Return on average assets	1.53%	1.35%
Return on average equity	13.29%	12.06%
Basic earnings per share	$0.65	$0.54
Diluted earnings per share	0.64	0.53

Nine Months Ended September 30

Net interest income	$12,869	$12,057
Net income	4,839	4,331

Net interest spread (fully taxable equivalent)	3.29%	3.40%
Net interest margin (fully taxable equivalent)	3.99%	3.97%
Return on average assets	1.39%	1.31%
Return on average equity	12.12%	11.76%
Basic earnings per share	$1.74	$1.55
Diluted earnings per share	1.71	1.52

As of September 30

Total Assets	$472,866	$453,170
Total Loans receivable	328,582	313,678
Allowance for loan losses	3,979	3,828
Total deposits	367,553	364,606
Stockholders’ equity	54,720	51,059
Trust Assets under management	103,214	93,716

Book value per share	$19.77	$18.25
Equity to total assets	11.57%	11.27%
Allowance to total loans receivable	1.21%	1.22%
Nonperforming loans to total loans	0.04%	0.13%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	September 30
	2007	2006
ASSETS
Cash and due from banks	$8,656	$9,448
Interest bearing deposits with banks	218	141
Federal funds sold	—	1,525
Cash and cash equivalents	8,874	11,114

Securities available for sale	118,736	112,402
Securities held to maturity, fair value 2007: $723 2006: $976	705	954
Loans receivable (net of unearned Income)	328,582	313,678
Less: Allowance for loan losses	3,979	3,828
Net loans receivable	324,603	309,850
Investment in FHLB Stock	1,989	1,634
Bank premises and equipment, net	5,764	5,489
Bank owned life insurance	7,694	7,410
Accrued interest receivable	2,417	2,086
Other assets	2,084	2,231
TOTAL ASSETS	$472,866	$453,170

LIABILITIES
Deposits:
Non-interest bearing demand	$60,880	$63,331
Interest-bearing	306,673	301,275
Total deposits	367,553	364,606
Short-term borrowings	22,628	15,086
Other borrowings	23,000	18,000
Accrued interest payable	2,590	2,277
Other liabilities	2,375	2,142
TOTAL LIABILITIES	418,146	402,111

STOCKHOLDERS’ EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	10,203	10,123
Retained earnings	46,046	42,187
Treasury stock, at cost: 2007: 72,913 shares, 2006: 42,900 shares	(2,237)	(1,246)
Unearned ESOP Shares	—	—
Accumulated other comprehensive income/ (loss)	424	(289)
TOTAL STOCKHOLDERS’ EQUITY	54,720	51,059

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$472,866	$453,170

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
	2007	2007	2007	2006	2006
ASSETS
Cash and due from banks	$8,656	$9,321	$8,604	$9,450	$9,448
Interest bearing deposits with banks	218	3,641	141	67	141
Federal funds sold	—	5,940	3,130	—	1,525
Cash and cash equivalents	8,874	18,902	11,875	9,517	11,114

Securities available for sale	118,736	116,299	112,597	112,912	112,402
Securities held to maturity	705	955	955	954	954
Loans receivable (net of unearned Income)	328,582	321,654	320,744	315,567	313,678
Less: Allowance for loan losses	3,979	3,900	3,871	3,828	3,828
Net loans receivable	324,603	317,754	316,873	311,739	309,850
Investment in FHLB stock	1,989	1,933	1,923	1,687	1,634
Bank premises and equipment, net	5,764	5,853	5,935	6,020	5,489
Other assets	12,195	12,322	11,225	11,527	11,727
TOTAL ASSETS	$472,866	$474,018	$461,383	$454,356	$453,170

LIABILITIES
Deposits:
Non-interest bearing demand	$60,880	$60,440	$54,046	$53,856	$63,331
Interest- bearing deposits	306,673	313,304	305,988	304,247	301,275
Total deposits	367,553	373,744	360,034	358,103	364,606
Other borrowings	45,628	42,147	42,986	35,736	33,086
Other liabilities	4,965	4,993	5,304	8,286	4,419
TOTAL LIABILITIES	418,146	420,884	408,324	402,125	402,111

STOCKHOLDERS’ EQUITY	54,720	53,134	53,059	52,231	51,059

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$472,866	$474,018	$461,383	$454,356	$453,170

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
Three months ended	2007	2007	2007	2006	2006
INTEREST INCOME
Loans receivable, including fees	$6,054	$5,878	$5,840	$5,771	$5,506
Securities	1,370	1,278	1,218	1,159	1,105
Other	33	90	21	26	36
Total Interest income	7,457	7,246	7,079	6,956	6,647

INTEREST EXPENSE
Deposits	2,489	2,474	2,486	2,358	2,032
Borrowings	476	486	502	472	513
Total Interest expense	2,965	2,960	2,988	2,830	2,545
NET INTEREST INCOME	4,492	4,286	4,091	4,126	4,102
PROVISION FOR LOAN LOSSES	90	55	50	50	45
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,402	4,231	4,041	4,076	4,057

OTHER INCOME
Service charges and fees	635	635	606	605	616
Income from fiduciary activities	117	93	125	94	89
Net realized gains on sales of securities	—	15	—	—	45
Gains on sale of loans	8	1	7	37	3
Other	153	113	156	126	141
Total other income	913	857	894	862	894

OTHER EXPENSES
Salaries and employee benefits	1,432	1,438	1,497	1,311	1,482
Occupancy, furniture and equipment , net	400	416	415	368	329
Other	955	993	949	941	919
Total other expenses	2,787	2,847	2,861	2,620	2,730

INCOME BEFORE TAX	2,528	2,241	2,074	2,318	2,221
INCOME TAX EXPENSE	722	671	611	739	699
NET INCOME	$1,806	$1,570	$1,463	$1,579	$1,522

Basic earnings per share	$0.65	$0.56	$0.52	$0.56	$0.54

Diluted earnings per share	$0.64	$0.55	$0.51	$0.55	$0.53

Book Value per share	$19.77	$19.11	$18.96	$18.67	$18.25

Return on average equity	13.29%	11.77%	11.26%	12.09%	12.06%
Return on average assets	1.53%	1.35%	1.29%	1.38%	1.35%

Net interest spread	3.39%	3.31%	3.16%	3.25%	3.34%
Net interest margin	4.11%	4.00%	3.85%	3.94%	3.98%

Allowance for loan losses to total loans	1.21%	1.21%	1.21%	1.21%	1.22%
Net charge-offs/(recoveries) to average loans (annualized)	0.01%	0.03%	0.01%	0.06%	0.01%
Nonperforming loans to total loans	0.04%	0.15%	0.13%	0.13%	0.13%
Nonperforming assets to total assets	0.03%	0.10%	0.09%	0.09%	0.09%